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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 10, 2003

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                  0-49619                    31-1795575
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)




                    635 South Market Street, Troy, Ohio 45373
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000









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                                    FORM 8-K

Item 5.           Other Events.
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     The following was contained in a press release issued by Peoples Ohio
Financial Corporation on October 10, 2003


FOR MORE INFORMATION                                PLEASE CONTACT: LINDA DANIEL
NEWS RELEASE                                                   VP MARKETING/ADM.
------------                                                      (937) 339-5000
FOR IMMEDIATE RELEASE

Peoples Savings Bank (Troy-Piqua-Clayton) is pleased to announce that John A. Wannemacher is joining the local bank as vice-president of trust operations.

A well-known Troy-based attorney who specializes in trust law, Wannemacher has been in legal practice for 37 years and is a partner with Dungan and LeFevre, L.P.A. He also serves as secretary of the law firm which has offices in Troy, Piqua and Covington.

In making the announcement, Peoples President/CEO Ron Scott said the local bank is very fortunate to have Wannemacher join the trust division.

"John Wannemacher is not only known in Troy but throughout Miami County as an excellent lawyer in trust matters and as a tireless community volunteer," Scott said.

Wannemacher was recently recognized for his 30 years of service as a member of the board of the Miami County Park District which has grown and developed significantly over that time period. He currently serves as president of that board.

Scott further pointed out that, as a truly local bank, Peoples needs to meet changing customer needs. As a result, the bank has initiated a reorganization of its trust department in order to become a more complete financial services provider. He said that bank trust departments and services offered have changed over the past few years due to new legislation, to broadened regulatory opportunities for banks, and to different consumer expectations.

"We believe that the depth of experience and expertise which John brings to his new position enables Peoples to not only deliver very good trust services but also to expand into complete investment services, financial and retirement planning, insurance products and other services," Scott said. He added that, just as Peoples was among the first thrifts in Ohio to open a trust department over eight years ago, it is now time to reinvent that area of service again.


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Born and raised in Mercer County, Wannemacher has spent his entire law career in
Troy and Miami County. He received an undergraduate Bachelor of Science degree from the University of Dayton and his juris doctorate from the Salmon P. Chase School of Law. Besides his long-term involvement with the county park system, he is a member of Troy Rotary, Knights of Columbus, St. Patrick's Catholic Church and has served on numerous other community boards over the years.
Professionally, he is a member of the Miami County Bar Association, the Ohio State Bar Association and the American Bar Association.

Wannemacher lives in Troy with wife, Barbara, recently retired teacher with the Troy City Schools. They have three grown children - J. Andrew, William Matthew and Katherine - and one grandchild, Margaret Elizabeth.








                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 PEOPLES OHIO FINANCIAL CORPORATION



                                          By: /s/ Ronald B. Scott
                                              -------------------------------
                                                Ronald B. Scott
                                                          President

Date:  October 10, 2003